SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         HAWTHORNE FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95--2085671
                      (I.R.S. Employer Identification No.)

                              2381 ROSECRANS AVENUE
                          EL SEGUNDO, CALIFORNIA 90245
                    (Address of Principal Executive Offices)

             HAWTHORNE FINANCIAL CORPORATION 1995 STOCK OPTION PLAN
    (FORMERLY THE HAWTHORNE FINANCIAL CORPORATION EMPLOYEE STOCK OPTION PLAN)
                            (Full Title of the Plan)

                         JAMES D. SAGE, GENERAL COUNSEL
                         HAWTHORNE FINANCIAL CORPORATION
                              2381 ROSECRANS AVENUE
                          90245 EL SEGUNDO, CALIFORNIA (Zip Code)
                     (Name and Address of Agent for Service)

                                 (310) 725-5000
          (Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                               ALAN B. SPATZ, ESQ.
                      TROOP MEISINGER STEUBER & PASICH, LLP
                            10940 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 824-7000


                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                         Proposed Maximum      Proposed Maximum
Title of Securities to be  Amount to be  Offering Price Per   Aggregate Offering    Amount of
      Registered           Registered       Share(1)                Price(1)      Registration Fee
--------------------------------------------------------------------------------------------------

Common Stock           200,000 Shares(2)       $18.75              $3,750,000          $1,107
==================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock of Hawthorne Financial Corporation (the "Registrant") as reported on the NASDAQ National Market System on July 20, 1998.

(2) 300,000 Shares of Common Stock under the same plan were previously registered on a Form S-8, file Number 333-23587, for which the appropriate fee was paid.

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




This Registration Statement on Form S-8 is for the registration of an additional 200,000 shares of Common Stock for which the Form S-8 registration statement, file number 333-23587, was filed on March 19, 1997 relating to the Hawthorne Financial Corporation 1995 Stock Option Plan (formerly the Hawthorne Financial Corporation Employee Stock Option Plan). The Form S-8, file number 333-23587, is hereby incorporated by reference.

                                     PART I


                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (a)      The   Registrant's   Annual   Report  on  Form  10-K  for  the
                  Registrant's fiscal year ended December 31, 1997.

         (b) The Registrant's Amendment Number 1 to the Annual Report on Form 10-K for the Registrant's fiscal year ended December 31, 1997.

         (c) The Registrant's Quarterly Report on Form 10-Q for the Registrant's fiscal quarter ended March 31, 1998.

         (d) The description of the Registrant's common stock, par value $0.01 per share, set forth as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the Registrant's fiscal quarter ended September 30, 1995.

          (e) The Registrant's Registration Statement on Form S-8, file number 333-23587.

All documents and reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.




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



ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         See Registrant's Registration Statement on Form S-8, file number 333-23587.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.  EXHIBITS.

         4.1 Hawthorne Financial Corporation 1995 Stock Option Plan (formerly the Hawthorne Financial Corporation Employee Stock Option Plan).

         5.1 Opinion of Troop Meisinger Steuber & Pasich, LLP regarding validity of securities.

         23.1 Consent of Deloitte & Touche LLP.

         23.2 Consent of Troop  Meisinger  Steuber & Pasich,  LLP  (included in
         Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         See Registrant's Registration Statement on Form S-8, file number 333-23587.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 23 day of July, 1998.


                                       HAWTHORNE FINANCIAL CORPORATION
                                       (Registrant)


                                       By: /s/ Scott A. Braly
                                          ---------------------------------
                                          Scott A. Braly, President and
                                          Chief Executive Officer





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



                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Scott A. Braly as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


      SIGNATURE                      TITLE                            DATE

 /s/ Scott A. Braly
------------------------      President, Chief Executive        July 23, 1998
SCOTT A. BRALY                Officer and Director

/s/ Norman A. Morales
------------------------      Executive Vice President and      July 23, 1998
NORMAN A. MORALES             Chief Financial Officer

/s/ Marilyn Garton Amato
------------------------      Director                          July 23, 1998
MARILYN GARTON AMATO

/s/ Timothy R. Chrisman
------------------------      Chairman of the Board of          July 23, 1998
TIMOTHY R. CHRISMAN           Directors

/s/ Harry F. Radcliffe
------------------------      Director                          July 23, 1998
HARRY F. RADCLIFFE

/s/ Howard E. Ritt
------------------------      Director                          July 23, 1998
HOWARD E. RITT

/s/ Anthony W. Liberati
------------------------      Director                          July 23, 1998
ANTHONY W. LIBERATI





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


                                  EXHIBIT INDEX


EXHIBIT NO.                          EXHIBIT DESCRIPTION

4.1 Hawthorne Financial Corporation 1995 Stock Option Plan (formerly the Hawthorne Financial Corporation Employee Stock Option Plan).

5.1 Opinion of Troop Meisinger Steuber & Pasich, LLP regarding validity of securities.

23.1    Consent of Deloitte & Touche LLP

23.2 Consent of Troop Meisinger Steuber & Pasich, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).



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